SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D. C. 20549



                            FORM 8-K


                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(D) OF THE

                   SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  June 22, 1999


                      Commission File Number 0-09519


                        REGENT TECHNOLOGIES, INC.
              (Exact name of Registrant as specified in its charter)


Colorado                                    84-0807913
(State of Incorporation)                  (IRS Employer
                                           Identification No.)
2929 Elm Street, Dallas, Texas                                      75226
(Address of Principal Executive Offices)       (Zip Code)



Registrant's telephone number, including area code:
  214-741-9530

Item 5.  Other Items

(a) The Board of Directors appointed Lupe Vasquez and Brian
Layton as Directors effective June 22, 1999 and Robyn Sterritt as a Director, President and Chief Executive Officer of Regent
Technologies, Inc. effective June 28, 1999. Ms. Sterritt was also elected as Chairman of the Board of Directors effective June 28, 1999.

(b) The Board of Directors entered into settlement agreements with and accepted the resignations of Roy W. Mers as Director, Chairman and Chief Executive Officer and David A. Nelson as Director and President, effective June 28, 1999 and authorized Regent to issue new restricted shares to Mr. Mers and Mr. Nelson at the rate of ten cents per share to settle outstanding debts owed to them, including back wages.

Mr. Mers accepted a $90,000 promissory note for the $90,000 deferred compensation owed. The promissory note was assigned to a third party and redeemed by the Company with 900,000 shares of restricted Common Stock. In addition, Mr. Mers agreed to accept conveyance of 100% of the ownership and interests in Regent Digital Imaging, Inc. and ConnecTen, L.L.C. in exchange for all other monies owed to him, including $200,000 owed under a secured line of credit and termination of his employment contract. From the assets of the transferred companies, the Chairman agreed to pay certain Company payables, including $20,000 to the Company plus monies owed to the General Counsel, the Chief Technical Officer, and the Director of Marketing and related taxes for the termination of their employment contracts.

Mr. Nelson accepted a $90,000 promissory note and an account payable of $10,000 for the $80,000 deferred compensation owed and the $20,000 of expense reimbursement for the termination of his employment contract. The promissory note was assigned to a third party and redeemed by the Company with 900,000 shares of Common Stock.

In addition, the Company released the Chief Technical Officer from his contract in exchange for the stock grant thereunder. Pursuant thereto, 42,876 shares of Company restricted Common Stock was returned to the Company.

Also, the Company issued 50,000 shares of restricted Common Stock each to the General Counsel and Director of Marketing to fulfill previous commitments.

(c) The Company entered into an agreement to isssue 36,666,666 shares of restricted Common Stock to the Straza Family Limited Partnership in exchange for $1,100,000 in notes receivable and additionally issued the following options to that entity:
     1. For six months, the option to purchase, for cash or assets, up to $1,400,000 worth of restricted stock at $.03 per share
     2. For two years, the option to purchase up to 5,000,000 restricted shares at a purchase price of $.50 per share
     3. For three years, the option to purchase up to 5,000,000 restricted shares at a purchase price of $1.00 per share
     4. For four years, the option to purchase up to 5,000,000 restricted shares at a purchase price of $2.00 per share

     Regent plans to expand its focus to includ waste management, landfill management, recycling, and other environmental service areas.


                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENT TECHNOLOGIES, INC.
Robyn Sterritt
President

Date:  July 14, 1999